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                                                                     EXHIBIT 5.1
HARNEYS
Associated offices                                     Harney Westwood & Riegels
                                                       Craigmuir Chambers
London                                                 PO Box 71
Tel: +44 (0) 20 7440 8790                              Road Town, Tortola
Fax: +44 (0) 20 7440 8791                              British Virgin Islands
                                                       Tel: +1 284 494 2233
Anguilla                                               Fax: +1 284 494 3547
Tel: +1 264 498 5000                                   www.harneys.com
Fax: +1 264 498 5001

                                                       Your Ref

                                                       Our Ref

10 MAY 2004                                            013322.0015-CAS-o01v02

OpenTV Corp.
275 Sacramento Street
San Francisco, CA 94111

Dear Sirs:

OPENTV CORP. - IBC NO. 346535

We are British Virgin Islands counsel to OpenTV Corp., a British Virgin Islands company (the "Company"), we have examined and are familiar with the registration statement on Form S-3 (the "REGISTRATION STATEMENT"). The Registration Statement relates to the resale, under the Securities Act of 1933, as amended, from time to time, of 3,383,717 Class A Ordinary Shares, no par value, of the Company (the "SHARES"), by the Selling Shareholders named in the prospectus forming part of the Registration Statement.

This opinion is being furnished at your request, to you for filing as Exhibit
5.1 to the Registration Statement.

1. For the purpose of this opinion we have reviewed the following documents:

     (a)  the Registration Statement;

     (b) the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs;

     (c) an electronic copy of the unanimous written resolutions of the directors of the Company dated 31 January 2003 approving and ratifying the Company's execution of the Agreement and Plan of Merger dated as of 26 September 2002 by and among the Company, ACTV Merger Sub, Inc., and ACTV, as amended (the "MERGER AGREEMENT") and authorising the issuance of Class A Ordinary Shares in the Company pursuant to the terms of the Merger Agreement, subject to approval by the members of the Company (the "FIRST DIRECTORS' RESOLUTIONS");

     (d) an electronic copy of the final report of the annual meeting of members dated 3 June 2003 containing resolutions of the members of the Company approving the issuance of Class A ordinary Shares in the Company pursuant to the terms of the Merger Agreement, as amended


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          (the "SHAREHOLDERS' RESOLUTIONS");

     (e) an electronic copy of the assistant secretary's certificate dated 15 August 2003 (the "ASSISTANT SECRETARY'S CERTIFICATE") certifying as true and correct, copies of the resolutions adopted by the Company's board of directors on 5 August 2003 and 15 August 2003 which, INTER ALIA, authorise the Company's issuance of Class A Ordinary Shares in the Company pursuant to the acquisition of BettingCorp Limited (the "SECOND DIRECTORS' RESOLUTIONS");

     (f) an original Registered Agent's Certificate dated 21 April 2004, issued by Havelet Trust Company (BVI) Limited, the Registered Agent of the Company in the British Virgin Islands, identifying, INTER ALIA, the directors, officers and shareholders of the Company;

     (g) the public records of the Company as of 7 May 2004 on file with, and available for inspection at, the Registry of Corporate Affairs in the British Virgin Islands; and

     (h) the records of proceedings on file with, and available for inspection on 7 May 2004 at the High Court of Justice, British Virgin Islands.

2.   For the purposes of this opinion we have assumed without further enquiry:

     (a) the authenticity of all documents submitted to us as originals, the conformity with the originals thereof of all documents submitted to us as copies and the authenticity of such originals;

     (b)  the genuineness of all signatures and seals;

     (c) the accuracy and completeness of all corporate minutes, resolutions and records which we have seen;

     (d) the accuracy of any and all representations of fact expressed in the documents we have examined;

     (f) that the persons who passed the First Directors' Resolutions and Second Directors' Resolutions were directors of the Company as at the respective date and that where applicable, such resolutions were passed at a duly convened and quorate meeting;

     (g) that the persons who passed the Shareholders' Resolutions were members of the Company as at the relevant date and that such resolutions were passed at a duly convened and quorate meeting; and

     (h) that the First Directors' Resolutions, Shareholders' Resolutions, Assistant Secretary's Certificate, and Second Directors' Resolutions remain in full force and effect.

3. This legal opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

4. Based on the foregoing, we are of the opinion that the Shares have been legally authorized, are validly issued, fully paid and non-assessable.

5.   In connection with the above opinion, we hereby consent:


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     (a)  to the use of our name in the Registration Statement, the prospectus constituting a part thereof and, with our prior approval, all amendments thereto; and

     (b) to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

This opinion is addressed to you and may be relied upon by you and your counsel. This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully,
/s/ HARNEY WESTWOOD & RIEGELS


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